Exhibit 3.1

                      Electronic Articles of Organization
                                      For
                       Florida Limited Liability Company

                                   Article I

The name of the Limited Liability Company is:

        AMERIFIRST FUND I, LLC

                                   Article II

The Street address of the principal office of the Limited Liability Company is:

        814 A1A NORTH
        300
        PONTE VEDRA, FL. US 32082

The mailing address of the Limited Liability Company is:

        814 A1A NORTH
        300
        PONTE VEDRA, FL. US 32082

                                  Article III

The name and Florida street address of the registered agent is:

        NRAI SERVICES, INC.
        526 E. PARK AVENUE
        TALLAHASSEE, FL. 32301

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Registered Agent Signature: TONY ALEXANDER

                                   Article IV

The effective date for this Limited Liability Company shall be:

        09/20/2002

Signature of member or an authorized representative of a member

Signature: JOHN G. TOOKE